Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 16, 2012, among Flowers Foods, Inc., a Georgia corporation (the “Borrower”), the Lenders party hereto, Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”), Swingline Lender and Issuing Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement referred to below, as amended by this Amendment. References to Sections or Schedules are references to Sections of, or Schedules to, the Credit Agreement, as applicable, unless otherwise stated.

RECITALS

WHEREAS, the parties hereto are parties to a Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, and as further amended and restated as of May 20, 2011, as amended, amended and restated, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”), among the Borrower, the Lenders party thereto, the Administrative Agent, the Swingline Lender and Issuing Lender; and

WHEREAS, the parties hereto desire to amend the Credit Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments and Agreements With Respect to the Credit Agreement.

(a) The definition of “Applicable Facility Fee Percentage” and “Applicable Margin” appearing in Section 11.01 of the Credit Agreement is hereby amended by replacing in its entirety the first paragraph thereof and the pricing table appearing therein with the following:

““Applicable Facility Fee Percentage” and “Applicable Margin” shall mean (I) initially, a percentage per annum equal to (x) in the case of the Applicable Facility Fee Percentage, 0.2250% and (y) in the case of the Applicable Margin (A) with respect to Loans maintained as Base Rate Loans, 0.40% and (B) with respect to Loans maintained as Eurodollar Loans, 1.40% and (II) from and after the First Amendment Effective Date until the delivery of any certificate in accordance with the first sentence of the following paragraph for any fiscal quarter or fiscal year, as the case may be, of the Borrower ending on or after July 14, 2012, a percentage per annum equal to (x) in the case of the Applicable Facility Fee Percentage, 0.20% and (y) in the case of the Applicable Margin (A) with respect to Loans maintained as Base Rate Loans, 0.425% and (B) with respect to Loans maintained as Eurodollar Loans, 1.425%. From and after each day of delivery of any certificate in accordance with the first sentence of the following paragraph for any fiscal quarter or fiscal year, as the case may be, of the Borrower ending on or after

October 6, 2012 (each, a “Start Date”), to and including the applicable End Date described below, (x) the Applicable Facility Fee Percentage and the Applicable Margins for all Revolving Loans to, but not including the First Amendment Effective Date, shall (subject to any adjustment pursuant to the immediately succeeding paragraph) be those set forth below in the table under the caption “Pricing Table (Pre-First Amendment Effective Date)” and (y) the Applicable Facility Fee Percentage and the Applicable Margins from and after the First Amendment Effective Date, shall (subject to any adjustment pursuant to the immediately succeeding paragraph) be those set forth below in the table under the caption “Pricing Table (Post-First Amendment Effective Date)”, in each case opposite the Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

Pricing Table (Pre-First Amendment Effective Date):

Leverage Ratio	Applicable Margin for Revolving Loans maintained as Base Rate Loans and Swingline Loans	Applicable Margin for Revolving Loans maintained as Eurodollar Loans	Applicable Facility Fee Percentage
Equal to or less than 0.50:1.00	0.30%	1.30%	0.20%
Greater than 0.50:1.00 but less than or equal to 1.00:1.00	0.40%	1.40%	0.225%
Greater than 1.00:1.00 but less than or equal to 1.50:1.00	0.50%	1.50%	0.25%
Greater than 1.50:1.00 but less than or equal to 1.75:1.00	0.575%	1.575%	0.30%
Greater than 1.75:1.00 but less than or equal to 2.25:1.00	0.65%	1.65%	0.35%
Greater than 2.25:1.00 but less than or equal to 2.75:1.00	0.85%	1.85%	0.40%
Greater than 2.75:1.00	1.25%	2.25%	0.50%

Pricing Table (Post-First Amendment Effective Date):

Leverage Ratio	Applicable Margin for Revolving Loans maintained as Base Rate Loans and Swingline Loans	Applicable Margin for Revolving Loans maintained as Eurodollar Loans	Applicable Facility Fee Percentage
Equal to or less than 0.50:1.00	0.025%	1.025%	0.10%
Greater than 0.50:1.00 but less than or equal to 1.00:1.00	0.125%	1.125%	0.125%
Greater than 1.00:1.00 but less than or equal to 1.50:1.00	0.225%	1.225%	0.15%
Greater than 1.50:1.00 but less than or equal to 1.75:1.00	0.325%	1.325%	0.175%
Greater than 1.75:1.00 but less than or equal to 2.25:1.00	0.425%	1.425%	0.20%
Greater than 2.25:1.00 but less than or equal to 2.75:1.00	0.625%	1.625%	0.25%
Greater than 2.75:1.00	1.025%	2.025%	0.35%

(b) The definition of “Maturity Date” appearing in Section 11.01 of the Credit Agreement is hereby replaced in its entirety with the following:

““Maturity Date” shall mean November 16, 2017, or the applicable anniversary thereof as determined in accordance with Section 3.04.”

(c) Section 11.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

“First Amendment” shall mean that certain First Amendment to this Agreement, dated as of November 16, 2012, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” shall mean November 16, 2012.

(d) Notwithstanding anything to the contrary in this Amendment or the Credit Agreement, all accrued and unpaid interest with respect to the Revolving Loans extended prior to the First Amendment Effective Date shall be calculated at the rates set forth in the definition of “Applicable Margin” without giving effect to the First Amendment.

2. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied; provided that if the following conditions are not satisfied by November 16, 2012, this Amendment shall not become effective and shall be of no force or effect with respect to the Credit Agreement:

(i) the Borrower, the Administrative Agent, each Issuing Lender and each other Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile, pdf or other electronic transmission) the same to the Administrative Agent;

(ii) the Administrative Agent shall have received favorable customary legal opinion of Jones Day, counsel to the Credit Parties addressed to the Administrative Agent and each of the Lenders party to the Credit Agreement on the First Amendment Effective Date and dated the First Amendment Effective Date covering such matters incidental to this Amendment and the transactions contemplated hereby as the Administrative Agent may reasonably request;

(iii) the Administrative Agent shall have received (A) true and complete copies of resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance of the Credit Agreement and the Credit Documents, in each case as modified by this Amendment, certified as of the First Amendment Effective Date by an Authorized Representative and attested to by another Authorized Representative of the Borrower as being in full force and effect without modification or amendment and (B) good standing certificates for the Borrower from the jurisdiction in which the Borrower is organized;

(iv) all of the representations and warranties made pursuant to Section 3 hereof shall be true and correct in all material respects on the First Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such specified date);

(v) the Administrative Agent shall have received payment from the Borrower, for the account of each Lender that executes and delivers a counterpart signature page to this Amendment prior to 10:00 A.M., New York City time, on November 16, 2012 (the “Revolver Consent Deadline”), a non-refundable consent fee payable in Dollars in an amount equal to 0.075% of the Commitment of each such Lender in effect as of the First Amendment Effective Date;

(vi) the Borrower shall have paid (A) all fees required to be paid to the Administrative Agent (or its affiliate) on the First Amendment Effective Date pursuant to that certain Fee Letter dated November 5, 2012, by and among the Borrower, the Administrative Agent and Deutsche Bank Securities Inc. and (B) any other reasonable and documented out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to Section 13.01 of the Credit Agreement, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent; and

(vii) the Administrative Agent shall have received such other documents, information or agreements regarding the Borrower as the Administrative Agent shall reasonably request.

3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment:

(a) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Borrower;

(b) this Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and to general principles of equity;

(c) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such specified date);

(d) no Default or Event of Default has occurred and is continuing;

(e) the Credit Agreement and all other Credit Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and to general principles of equity;

(f) since January 1, 2012, nothing shall have occurred (and neither the Administrative Agent nor the Required Lenders shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(g) no litigation by any entity (private or governmental) shall be pending or threatened in writing with respect to the Credit Agreement, any other Credit Document or any other documentation executed in connection herewith and therewith or the transactions contemplated hereby and thereby, or which the Administrative Agent shall determine has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(h) this Amendment (i) does not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or subdivision thereof, (ii) will not violate any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (iii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the material properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject and (iv) will not violate any provision of the Certificate or Articles of Incorporation or By-Laws (or equivalent organizational documents) of the Borrower or its Subsidiaries.

4. General Provisions.

(a) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall have the same effect as delivery of a manually executed counterpart of this Amendment.

(c) Severability. Any provision hereof which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering the remaining provisions hereof invalid, illegal or unenforceable in such jurisdiction and without affecting the validity, legality or enforceability of any provision in any other jurisdiction.

(d) Successors; Assignment. The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of each Lender.

(e) Effect on Credit Documents. (i) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to receive consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(f) Reference to Amendment. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Credit Document shall be deemed a reference to the Credit Agreement as modified hereby. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first set forth above.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey
Title: EVP and CFO

[Signature Page to Flowers Foods First Amendment to A&R Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Swingline Lender, Issuing Lender, and a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

[Signature Page to Flowers Foods First Amendment to A&R Credit Agreement]

AgFirst Farm Credit Bank as a Lender

By:	/s/ Bruce B. Fortner
Name: Bruce B. Fortner
Title: Vice President

Bank of America, N.A. as a Lender

By:	/s/ David L. Catherall
Name: David L. Catherall
Title: Director

Branch Banking and Trust Company, as a Lender

By:	/s/ Brantley Echols
Name: Brantley Echols
Title: Senior Vice President

CoBank, ACB as a Lender

By:	/s/ Michael Tousignant
Name: Michael Tousignant
Title: Vice President

Farm Credit Services of America, PCA as a Lender

By:	/s/ Curt A. Brown
Name: Curt A. Brown
Title: Vice President

Greenstone Farm Credit Services, ACA/FLCA as a Lender

By:	/s/ Alfred S. Compton, Jr.
Name: Alfred S. Compton, Jr.
Title: SVP/Managing Director

[Signature Page to Flowers Foods First Amendment to A&R Credit Agreement]

The Northern Trust as a Lender

By:	/s/ Kathryn Schad Reuther
Name: Kathryn Schad Reuther
Title: SVP

PNC Bank, National Association as a Lender

By:	/s/ Susan J. Dimmick
Name: Susan J. Dimmick
Title: Senior Vice President

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as a Lender

By:	/s/ Theodore W. Cox
Name: Theodore W. Cox
Title: Executive Director

By:	/s/ Stewart Kalish
Name: Stewart Kalish
Title: Executive Director

REGIONS BANK, as a Lender

By:	/s/ Donald Dalton
Name: Donald Dalton
Title: Executive Vice President

ROYAL BANK OF CANADA as a Lender

By:	/s/ Gordon MacArthur
Name: Gordon MacArthur
Title: Authorized Signatory

[Signature Page to Flowers Foods First Amendment to A&R Credit Agreement]

SUNTRUST BANK as a Lender

By:	/s/ Robert G. McNair
Name: Robert G. McNair
Title: Senior Vice President

Wells Fargo Bank, N.A. as a Lender

By:	/s/ Chris McDaid
Name: Chris McDaid
Title: Senior Vice President

[Signature Page to Flowers Foods First Amendment to A&R Credit Agreement]